                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):       MAY 1, 1995      .
                                                     --------------------


                        LYONDELL PETROCHEMICAL COMPANY
- ----------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                   1-10145           95-4160558
  ---------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION       (COMMISSION         (IRS EMPLOYER
     OF INCORPORATION)             FILE NUMBER)     IDENTIFICATION NO.)


1221 MCKINNEY STREET, SUITE 1600, HOUSTON, TEXAS          77010
- ---------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE      (713) 652-7200
                                                        -------------------


                                NOT APPLICABLE
  ---------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2. ACQUISITION OF HIGH-DENSITY POLYETHYLENE BUSINESS FROM OCCIDENTAL CHEMICAL CORPORATION


On May 1, 1995, Lyondell Petrochemical Company ("Lyondell") completed the acquisition of Occidental Chemical Corporation's ("Occidental") Alathon(R) high-density polyethylene (HDPE) business pursuant to the terms of an Asset Purchase Agreement dated as of April 13, 1995, a copy of which is attached hereto as
Exhibit 10.29 and incorporated herein by reference. The purchase price was $350 million, plus approximately $60 million representing the value of inventories at May 1, 1995. The assets acquired included two plants, the inventories, related research and development activities and the rights to the Alathon(R) trademark, as well as other technology rights. Lyondell funded the transaction through cash and borrowings under existing credit facilities. Lyondell plans to continue to operate the HDPE business on substantially the same basis as it was operated by Occidental. Lyondell issued a press release announcing the closing of the transaction, dated May 1, 1995, which is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                         INDEX TO FINANCIAL STATEMENTS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

    Financial statements for the Alathon Division of Occidental Chemical Corporation are provided below for the year ended December 31, 1994. However, it is impracticable to provide the required financial statements related to the three-month period ended March 31, 1995 at this time. Registrant will file the required financial statements no later than July 14, 1995.

    Report of Independent Public Accountants                       4

    Balance Sheets as of December 31, 1994 and 1993                5

    Statements of Operations and Changes in Owner's
     Investment for the years ended December 31, 1994 and 1993     6

    Statements of Cash Flows for the years ended
     December 31, 1994 and 1993                                    7

    Notes to Financial Statements                                  8


(B) UNAUDITED PRO FORMA FINANCIAL INFORMATION:

    Unaudited pro forma financial information is provided below for the year ended December 31, 1994. However, it is impracticable to provide the required pro forma financial information related to the three-month period ended March 31, 1995 at this time. Registrant will file the required pro forma financial information no later than July 14, 1995.

    Unaudited Pro Forma Condensed Statement of Income for the
     year ended December 31, 1994                                 16

    Notes to Unaudited Pro Forma Condensed Statement of Income    17


                               INDEX TO EXHIBITS

(C) EXHIBITS:


    Exhibit         Document
    -------         --------
     10.29          Asset Purchase Agreement, dated April 13, 1995.

     99             Press Release, dated May 1, 1995.


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Occidental Chemical Corporation:

We have audited the accompanying balance sheets of the Alathon Division (as defined in Note 1) of Occidental Chemical Corporation, an indirect wholly-owned subsidiary of Occidental Petroleum Corporation, as of December 31, 1994 and 1993, and the related statements of operations and changes in owner's investment and cash flows for the years then ended. These financial statements are the responsibility of Occidental Chemical Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Alathon Division of Occidental Chemical Corporation as of December 31, 1994 and 1993, and the results of its operations and changes in owner's investment and its cash flows for the years then ended in conformity with generally accepted accounting principles.



[Signature of Arthur Andersen LLP appears here]

Dallas, Texas,
 April 19, 1995

                        OCCIDENTAL CHEMICAL CORPORATION
                               ALATHON DIVISION
                                BALANCE SHEETS
                          DECEMBER 31, 1994 AND 1993
                                (IN THOUSANDS)


                                                                1994      1993
                                                              --------  --------
Current Assets:
  Cash......................................................  $      2  $      1
  Trade receivables, net of reserves of $843 in 1994 and
   $300 in 1993.............................................     8,814     8,692
  Inventories...............................................    53,587    40,429
  Deferred income taxes.....................................     2,040     2,504
  Other current assets......................................       397       516
                                                              --------  --------

    Total current assets....................................    64,840    52,142

Long-Term Receivables.......................................       894       675

Property, Plant and Equipment, at cost, net of accumulated
 depreciation of $123,169 in 1994 and $104,499 in 1993......   330,444   343,175

Other Assets................................................     2,714     6,609
                                                              --------  --------

    Total Assets............................................  $398,892  $402,601
                                                              ========  ========

Current Liabilities:
  Accounts payable..........................................  $  9,505  $  9,076
  Accrued liabilities.......................................    14,778    20,040
                                                              --------  --------
    Total current liabilities...............................    24,283    29,116

Deferred Income Taxes.......................................   104,168   102,536

Other Liabilities...........................................     3,195     2,750
                                                              --------  --------

    Total liabilities.......................................   131,646   134,402

Commitments and Contingencies

Owner's Investment..........................................   267,246   268,199
                                                              --------  --------
    Total Liabilities and Owner's Investment................  $398,892  $402,601
                                                              ========  ========


       The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION
                               ALATHON DIVISION
          STATEMENTS OF OPERATIONS AND CHANGES IN OWNER'S INVESTMENT
                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
                                (IN THOUSANDS)


                                                           1994      1993
                                                         --------  --------
External Sales, net....................................  $431,793  $364,047

Sales to Owner at Market Value.........................       722     1,617
                                                         --------  --------

Total Sales, net.......................................   432,515   365,664

Operating Costs and Expenses:

  Cost of sales........................................   382,010   361,424
  Selling, general and administrative expenses.........    12,980    13,325
  Other operating expense..............................     3,036     1,241
                                                         --------  --------

Income (Loss) Before Charge (Credit) from Occidental
  Chemical Corporation in Lieu of Federal Taxes
  and Provision for State Taxes........................    34,489   (10,326)

  Charge (credit) from Occidental Chemical Corporation
    in lieu of federal taxes and provision for state
    taxes..............................................    12,234    (1,010)
                                                         --------  --------

Net Income (Loss)......................................    22,255    (9,316)

Decrease in Owner's Investment.........................   (23,208)  (11,651)

Owner's Investment, beginning of period................   268,199   289,166
                                                         --------  --------

Owner's Investment, end of period......................  $267,246  $268,199
                                                         ========  ========


       The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION
                               ALATHON DIVISION
                           STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
                                (IN THOUSANDS)


                                                               1994      1993
                                                             --------  --------
Cash Flow from Operating Activities:
  Net income (loss)........................................  $ 22,255  $ (9,316)
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
      Depreciation.........................................    17,189    21,728
      Deferred income taxes................................     2,096     2,098
  Changes in operating assets and liabilities:
    Decrease (increase) in trade receivables...............      (122)      260
    Decrease (increase) in inventories.....................   (13,158)    1,559
    Decrease in other current assets.......................       119       396
    Increase (decrease) in accounts payable
     and accrued liabilities...............................    (4,833)    4,412
  Other operating, net.....................................     5,001    (3,471)
                                                             --------  --------

Net cash provided by operating activities..................    28,547    17,666

Cash Flow from Investing Activities:
  Capital expenditures.....................................    (5,338)   (6,016)
                                                             --------  --------

Net cash used by investing activities......................    (5,338)   (6,016)

Cash Flow from Financing Activities:
  Decrease in owner's investment...........................   (23,208)  (11,651)
                                                             --------  --------

Net cash used by financing activities......................   (23,208)  (11,651)
                                                             --------  --------

Change in cash.............................................         1        (1)

Cash - beginning of period.................................         1         2
                                                             --------  --------

Cash - end of period.......................................  $      2  $      1
                                                             ========  ========


       The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1994 AND 1993


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -

  Organization, business and basis of presentation -

     The accompanying financial statements present the financial position, results of operations and cash flows of the Alathon Division of Occidental Chemical Corporation (OCC), a New York corporation. The Alathon Division consists of OCC's high density polyethylene (HDPE) business conducted at facilities in Victoria and Matagorda, Texas, as well as a research and development facility located at Chocolate Bayou, adjacent to Alvin, Texas (see
Note 10). All of the outstanding common shares of OCC are owned indirectly by Occidental Petroleum Corporation (Occidental). Certain amounts in the accompanying financial statements have been allocated in a reasonable and consistent manner in order to depict the financial position, results of operations and cash flows of the Alathon Division on a stand-alone basis.

     The Alathon Division manufactures and sells HDPE from raw materials purchased primarily from OCC. Additionally, the Alathon Division does business as OCC and enters operating and sales contracts as OCC. These include national sales agreements as well as purchase and energy agreements.

     Occidental utilizes a centralized cash management system for its operations, including the Alathon Division. Cash distributed to or advanced from Occidental has been reflected in Owner's Investment in the accompanying balance sheets. In addition, settlements of transactions with other Occidental affiliates are recorded through Owner's Investment.

  Supplemental cash flow information -

     For the years ended December 31, 1994 and 1993, all cash payments for income taxes were made by Occidental. For the same periods, there were no cash payments for interest.

     As of December 31, 1994 and 1993, trade receivables of $80,036,000 and $50,183,000, respectively, were transferred to an affiliate (see Note 2).

   Property, plant and equipment -

     Property additions, major renewals and improvements are capitalized at cost. Maintenance and repair costs are charged to expense as incurred. The cost and related accumulated depreciation, depletion and amortization of properties sold or retired are removed from the property accounts and any resulting gain or loss is recorded.

     Depreciation of plant and equipment has been provided using the unit-of-production method.

     Beginning in 1994, the Alathon Division revised the estimated average useful lives used to compute units-of-production depreciation for most of its machinery and equipment from 20 years to 25 years at capacity. This change in accounting estimate was made to more properly reflect the current economic lives of the assets based on anticipated industry conditions. The result was an increase in net income for the year ended December 31, 1994 of approximately $2.5 million.

                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1994 AND 1993


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

   Environmental costs -

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to existing conditions caused by past operations and that do not contribute to current or future revenue generation are expensed. No costs relating to existing conditions caused by past operations were incurred by the Alathon Division during 1994 and 1993. Reserves for estimated costs are recorded when environmental remedial efforts are probable and the costs can be reasonably estimated. In determining the reserves, OCC uses the most current information available, including similar past experiences, available technology, regulations in effect, the timing of remediation and cost-sharing arrangements. At December 31, 1994 and 1993, there were no environmental reserves related to the Alathon Division.

     The Alathon Division's estimated operating expenses relating to compliance with environmental laws and regulations governing ongoing operations were approximately $2,300,000 and $2,100,000 in 1994 and 1993, respectively. In addition, estimated capital expenditures for environmental compliance in 1994 and 1993 were approximately $700,000 and $300,000, respectively. Management has not identified any material environmental matter, nor has the Alathon Division been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act (Superfund) and corresponding state acts.

   Income taxes -

     The Alathon Division uses the asset and liability method required by Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes" (see Note 7). The Alathon Division is included in the consolidated U.S. federal income tax return of Occidental. A portion of the income tax provision for this return is allocated to the Alathon Division on the basis of a tax sharing arranging between OCC and Occidental Chemical Holding Corporation
(OCHC), an indirect parent of OCC. Current and deferred income tax provisions allocated by OCHC are determined as though the Alathon Division filed as an independent company, making the same tax return elections used in Occidental's consolidated return. In addition, state taxes are provided for as though separate state tax returns were filed. Current charges in lieu of taxes are included in Owner's Investment in the accompanying financial statements.

   Research and development costs -

     Research and development costs, which are charged to operations as incurred, were $4,524,000 and $4,668,000 in 1994 and 1993, respectively. These charges are included in selling, general and administrative costs in the accompanying financial statements.

   Significant customer -

     Sales to the major customer accounted for 9% and 12% of external sales in 1994 and 1993, respectively.

                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1994 AND 1993

(2)  RECEIVABLES -

     As of December 31, 1994 and 1993, OCC transferred to an Occidental affiliate trade receivables of the Alathon Division under a revolving sale program amounting to $80,036,000 and $50,183,000, respectively, without recourse, in connection with the ultimate sale for cash of such receivables by the affiliate. OCC transferred the receivables to the affiliate in a noncash transaction that was reflected as a reduction in the Alathon Division's Owner's Investment. OCC has retained the collection responsibility with respect to the receivables sold. An interest in newly created receivables is transferred monthly, net of collections made from customers. Fees related to the sales of receivables under this program which are allocated from OCC, were $2,625,000 in 1994 and $1,323,000 in 1993 and are included in Other operating expense.

(3)  ACCOUNTING CHANGE -

     In December 1992, the Financial Accounting Standards Board issued SFAS No. 112 "Employers' Accounting for Postemployment Benefits," which substantially changed the existing method of accounting for employer benefits provided to inactive or former employees after active employment but before retirement. This statement requires that the cost of postemployment benefits (principally medical benefits for inactive employees) be recognized in the financial statements during employees' active working careers. OCC adopted SFAS No 112, effective January 1, 1994, but the adoption did not have a material impact on the Alathon Division's financial position or results of operations.

(4)  INVENTORIES -

     Inventories are valued at the lower of cost of market. The first-in, first-out (FIFO) cost method was used in determining the costs of raw materials and finished goods. Materials and supplies inventories were determined using the weighted average cost method. Inventories consisted of the following as of December 31 (in thousands):

                                                      1994        1993
                                                    --------    --------
     Raw materials                                  $  2,372    $  2,398
     Materials and supplies                            2,627       2,581
     Work in process                                     205         113
     Finished goods                                   48,383      35,337
                                                    --------    --------
     Inventory at lower of cost or market           $ 53,587    $ 40,429
                                                    ========    ========


                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1994 AND 1993


(5)  PROPERTY, PLANT AND EQUIPMENT -

     Property, plant and equipment at December 31 consisted of the following (in thousands):

                                                1994           1993
                                             -----------    ----------
     Land and land improvements             $  18,821       $  18,821
     Buildings                                 21,512          20,936
     Machinery and equipment                  408,302         401,822
     Construction in progress                   4,978           6,095
                                            ---------       ---------
                                              453,613         447,674
     Accumulated depreciation                (123,169)       (104,499)
                                            ---------       ---------
                                            $ 330,444       $ 343,175
                                            =========       =========


(6)  LEASE COMMITMENTS -

     At December 31, 1994, future minimum lease payments under noncancelable operating leases were as follows (in thousands):

          1995..............................    $  7,066
          1996..............................       6,415
          1997..............................       6,078
          1998..............................       5,920
          1999..............................       5,918
          Thereafter........................      99,542
                                                --------
          Total minimum lease payments          $130,939
                                                ========

     Rental expense totaled approximately $8,791,000 and $8,622,000 for the years ended December 31, 1994 and 1993, respectively.

                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                          December 31, 1994 and 1993

(7) CHARGE (CREDIT) FROM OCC IN LIEU OF FEDERAL TAXES AND PROVISION FOR STATE TAXES-

    The charge (credit) allocated by OCC in lieu of federal taxes and provisions for state taxes for the years ended December 31, 1994 and 1993 consisted of the following (in thousands):

                                                1994      1993
                                               -------   -------
Current U.S. federal charge (credit)
 from OCC                                      $10,138   $(3,108)
Deferred U.S. federal charge (credit)
 from OCC                                        1,910      (474)
Deferred U.S. federal income tax rate
 increase                                            -     2,618
Deferred state                                     186       (46)
                                               -------   -------
                                               $12,234   $(1,010)
                                               =======   =======

    The following table reconciles the maximum statutory U.S. federal income tax rate multiplied by the Alathon Division's income (loss) before taxes to the recorded provision for income taxes (in thousands):

                                                1994      1993
                                               -------   -------

U.S. federal income tax at 35%                 $12,071   $(3,614)
State income tax expense, net of U.S.
 federal benefit                                   121       (30)
Nondeductible expenses                              42        16
U.S. federal income tax expense resulting
 from rate increase on August 10, 1993               -     2,618
                                               -------   -------
                                               $12,234   $(1,010)
                                               =======   =======

    Deferred income taxes reflect the future tax consequences of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. Temporary differences are associated with the financial statement assets and liabilities shown in the table below. Deferred income tax assets and liabilities have been recorded in the following amounts as of December 31 (in thousands):

                                            1994                   1993
                                    ---------------------  ---------------------
                                        Deferred Tax            Deferred Tax
                                    Assets   Liabilities   Assets   Liabilities
                                   --------  -----------  --------  -----------
Trade receivables                   $  323    $       -    $  115    $       -
Inventories                          1,201            -       422            -
Property, plant and equipment            -     (108,160)        -     (106,032)
Other assets                             -         (726)        -         (860)
Accrued liabilities                    902            -     2,160            -
Other liabilities                    1,156            -     1,053            -
Deferred state income tax            3,176            -     3,110            -
                                    ------    ---------    ------    ---------
                                    $6,758    $(108,886)   $6,860    $(106,892)
                                    ======    =========    ======    =========

                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                          December 31, 1994 and 1993

(8) RETIREMENT PLANS AND POSTRETIREMENT BENEFITS-

    The Alathon Division participates in defined contribution retirement plans sponsored by Occidental for all of its salaried employees that provide for periodic contributions by OCC based on the base salary and age level of the eligible employees. The Alathon Division expensed $2,133,000 and $2,078,000 under the provisions of these plans during the years ended December 31, 1994 and 1993, respectively.

    OCC provides medical, dental and life insurance for certain active, retired, and disabled employees and their eligible dependents. Beginning in 1993, certain salaried participants pay for all medical cost increases in excess of increases in the Consumer Price Index (CPI). The benefits generally are funded by OCC as the benefits are paid during the year. The cost of providing these benefits is based on claims filed and insurance premiums paid for the period.

    The 1994 and 1993 postretirement benefits costs of $388,000 and $289,000, as discussed in the table below, are based on an allocation of the OCC actuarial study using participant counts as of January 1, 1994.

    The postretirement benefit obligation as of December 31, 1994 and 1993 was determined by application of the terms of medical, dental, and life insurance plans, including the effect of established maximums on covered costs, together with relevant actuarial assumptions and health-care cost trend rates projected at a CPI increase of 4 percent. Because salaried participants pay for all medical cost increases in excess of increases in the CPI, there is no effect of a 1 percent annual increase in these assumed cost trend rates on the accumulated postretirement benefit obligation or the annual service and interest costs in 1994. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.5 percent as of December 31, 1994 and 1993. The plans are unfunded.

    The following table sets forth the accrued postretirement benefit costs at December 31 (in thousands):

                                                          1994         1994
                                                         ------      -------
Accumulated postretirement benefit obligation:
  Retirees                                               $   --      $   --
  Fully eligible active plan participants                   593         510
  Other active plan participants                          2,045       1,760
                                                         ------      ------
Total accumulated postretirement benefit obligation       2,638       2,270
Unrecognized net loss                                      (570)       (590)
                                                         ------      ------
Accrued postretirement benefit cost                      $2,068      $1,680
                                                         ======      ======

                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                          December 31, 1994 and 1993

(8)  RETIREMENT PLANS AND POSTRETIREMENT BENEFITS - (continued)

     Net periodic postretirement benefit cost included the following components for the years ended December 31, 1994 and 1993 (in thousands):


                                                                  1994    1993
                                                                  ----    ----
Service cost-benefits attributed to service during the period     $198    $154
Interest cost on accumulated postretirement benefit obligation     170     132
Net amortization and deferral                                       20       3
                                                                  ----    ----
Net periodic postretirement benefit cost                          $388    $289
                                                                  ====    ====


(9)  RELATED PARTY TRANSACTIONS -

     Transactions with other plants and affiliates of OCC included purchases of feedstocks of $280,511,000 in 1994 and $243,943,000 in 1993. These purchases are recorded at market value.

     The Alathon Division has been charged for certain financial and operational support services provided by OCC. Charges for such support services, included in selling, general and administrative expenses in the accompanying statements of operations, totaled $2,072,000 and $1,971,000 in 1994 and 1993, respectively. These charges were allocated based on ratios including such factors as revenues, operating income, fixed assets, and working capital in a reasonable and consistent manner.

(10) SALE OF ALATHON DIVISION

     In April 1995, OCC and Lyondell Petrochemical Company (Lyondell) entered into an asset purchase agreement pursuant to which Lyondell agreed to purchase the assets, and agreed to assume certain of the liabilities, that constitute the Alathon Division. Pursuant to the asset purchase agreement, certain of the Alathon Division's assets and liabilities included in these financial statements are not included in the sale of Lyondell.

                        LYONDELL PETROCHEMICAL COMPANY

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed statement of income gives effect to the acquisition by Lyondell Petrochemical Company ("Lyondell") of Occidental Chemical Corporation's (an affiliate of Occidental Petroleum Corporation) Alathon(R) high-density polyethylene ("HDPE") business (the "Alathon Division") in a transaction accounted for as a purchase. The unaudited pro forma condensed statement of income is based on the individual statements of income of Lyondell and the Alathon Division and combines the results of operations of Lyondell and the Alathon Division (acquired by Lyondell as of May 1, 1995) for the year ended December 31, 1994 as if the acquisition occurred on January 1, 1994. This unaudited pro forma condensed statement of income should be read in conjunction with both the historical financial statements and notes thereto of Lyondell which are included in its annual report on Form 10-K for the year ended December 31, 1994, which is incorporated herein by reference, and the historical financial statements and notes thereto of the Alathon Division included elsewhere in this Form 8-K.

                        LYONDELL PETROCHEMICAL COMPANY

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

                         YEAR ENDED DECEMBER 31, 1994


                                                                                        PRO FORMA
                                                                       ALATHON         ADJUSTMENTS
MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS           LYONDELL        DIVISION         (NOTE 2)          COMBINED
- --------------------------------------------           --------        --------        -----------        --------
Sales and other operating revenues                      $3,857          $  432                             $4,289

Cost of sales                                            3,296             385                              3,681
Selling, general and administrative expenses               137              13                (3)(a)          147
                                                        ------          ------            ------           ------
                                                         3,433             398                (3)           3,828
                                                        ------          ------            ------           ------
     Operating income                                      424              34                 3              461
Interest expense                                           (74)                              (11)(b)          (85)
Interest income                                              5                                                  5
Minority interest in LYONDELL-CITGO
  Refining Company Ltd.                                     (6)                                                (6)
                                                        ------          ------            ------           ------
     Income before income taxes                            349              34                (8)             375
Provision for income taxes                                 126              12                (3)(c)          135
                                                        ------          ------            ------           ------
NET INCOME                                              $  223          $   22            $   (5)          $  240
                                                        ======          ======            ======           ======
EARNINGS PER SHARE                                      $ 2.78                                             $ 3.00
                                                        ======                                             ======


        See notes to unaudited pro forma condensed statement of income.

                        LYONDELL PETROCHEMICAL COMPANY

          NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

1.  BASIS OF PREPARATION

The accompanying unaudited pro forma condensed statement of income has been prepared to reflect the acquisition of the Alathon Division by Lyondell for a purchase price of $350 million plus approximately $60 million representing the value of the Alathon Division's inventory at May 1, 1995.

2.  PRO FORMA ADJUSTMENTS

    a. Elimination of certain fees incurred by the Alathon Division under a revolving sale program related to the sales of receivables to its affiliate, Occidental Chemical Corporation.

    b. Annual interest charges for the year ended December 31, 1994 related to borrowings from Lyondell's revolving credit facility, calculated using the average interest rates for the year ended December 31, 1994 plus the rate adjustments, both as specified in the revolving credit facility.

    c.  Income taxes at statutory rates relating to foregoing adjustments.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 10, 1995                     LYONDELL PETROCHEMICAL COMPANY


                                    By:  /s/ Joseph M. Putz
                                         ------------------------
                                         Joseph M. Putz
                                         Vice President and Controller

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
                                                                   NUMBERED PAGE
    NO.                           EXHIBITS                         WHERE LOCATED
  -------                         --------                         -------------
   10.29                  Asset Purchase Agreement

   99                           Press Release
